Exhibit 107

Calculation of Filing Fee Table
Form S-3
(Form Type)

Trupanion, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	3,636,364 (1)		95,236,373.16 (2)			S-3 (2)	333-275851 (2)	December 01, 2023 (2)	10,495.05 (2)
—	Total Offering Amounts				—	$95,236,373.16		$10,495.05	—	—	—	—
—	Total Fees Previously Paid				—			$10,495.05	—	—	—	—
—	Total Fee Offsets				—			—	—	—	—	—
—	Net Fee Due				—			$0.00	—	—	—	—

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the 3,636,364 shares of the registrant’s common stock registered hereby consist solely of unsold shares previously registered under the registrant’s automatic shelf registration statement on Form S-3 (File No. 333-275851), initially filed with the Securities and Exchange Commission on December 1, 2023 (the “Expiring Registration Statement”), none of which have been sold (the “Unsold Shares”). The Expiring Registration Statement, in turn, replaced the registrant’s automatic shelf registration statement on Form S-3 (File No. 333-251051), initially filed with the Securities and Exchange Commission on December 1, 2020 (the “Original Registration Statement”), which also had registered all 3,636,364 of the Unsold Shares, none of which were sold. The Maximum Aggregated Offering Price in the Original Registration Statement was $352,885,489.83 (for an original registration fee of $38,500.00, calculated in accordance with Rule 457(c) under the Securities Act), and the Maximum Aggregated Offering Price in the Expiring Registration Statement was $95,236,373.16 (for a registration fee of $10,495.05, calculated in calculated in accordance with Rule 457(c) under the Securities Act). The Unsold Shares are being carried forward to, and included in, this registration statement. The filing fee of $10,495.05 previously paid in connection with the Unsold Shares under the Expiring Registration Statement will continue to be applied to the Unsold Shares, and no additional filing fee is due in connection with this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Shares under the Expiring Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources ☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fees Offset Sources
Rule 457(p)
Fee Offset Claims
Fees Offset Sources

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date